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                                                                     Exhibit 5.2



                                                                   April 7, 2000
Pharmacia Corporation
 100 Route 206 North
  Peapack, New Jersey 07977.

Ladies and Gentlemen:

     I am Assistant General Counsel of Pharmacia Corporation, a Delaware corporation (the "Company"). The Company has prepared a registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Act"), and relating to 420,000 shares (the "Shares") of the Company's Common Stock, $2.00 par value per share (the "Common Stock"). The Shares covered by this Registration Statement will be issued pursuant to the Pharmacia & Upjohn, Inc. Savings Plus Plan (the "Plan").

     I have examined the Registration Statement and such corporate records, statutes and other documents as I have deemed relevant in rendering this opinion. As to matters of fact, I have relied on representations of officers of the Company. In my examination, I have assumed the genuineness of documents submitted to me as originals and the conformity with originals of documents submitted to me as copies thereof.

     I have been informed that the administrator of the Plan enters into open-market purchases of issued and outstanding shares of Common Stock for later distribution to participants in the Plan.

     Based on the foregoing, it is my opinion that any such Shares that may be purchased by the administrator of the Plan as of the date hereof for later distribution to participants in the Plan have been validly issued, fully paid and are nonassessable.


     The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,

                                       /s/ Sonya M. Davis
                                       ------------------
                                       Sonya Meyers Davis
                                       Assistant General Counsel